                                                                   EXHIBIT 10.28

[GRAPHIC OMITTED]

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by [****], have been separately filed with the Commission.


                           TRADEMARK LICENSE AGREEMENT

            This Trademark License Agreement ("Agreement") is effective as of the 28th day of September 1997 ("Effective Date") and is entered into by and between Netscape Communications Corporation ("Netscape"), a Delaware corporation located at 501 East Middlefield Road, Mountain View California 94043, and N2K Inc. ("Licensee"), a Pennsylvania corporation located at 55
Broad Street, 26th Floor, New York, New York 10004.

                                    RECITALS

A. Netscape owns and uses the name and/or trademark NETSCAPE and the registered trademarks therefor as listed on Exhibit A attached hereto (collectively referred to as the "Marks"), in connection with its Internet-related software products, services and technology;

B. Licensee produces Web sites and performs other Internet-related services;

C. Licensee desires to use the trademark NETSCAPE solely in the titles set forth in Exhibit A in connection with Internet music distribution and content aggregation services in the languages and geographic territories set forth opposite such titles in Exhibit A; and

D. Netscape is willing to permit such use of the Marks under the terms and conditions set forth in this Agreement.

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.    GRANT OF LICENSE.

      1.1 GRANT OF LICENSE. Netscape hereby grants to Licensee a [****], nontransferable, license to use the Marks in the titles set forth in Exhibit A [****] aggregation services in the languages and geographic territories set forth in Exhibit A opposite such titles (the "Music Content Aggregation Services") which shall, in part, promote Netscape's products and services, will be jointly developed by Netscape and Licensee, and which services shall reside on Licensee's web site located at "www.musicblvd.com" deploying Licensee's servers and be located one click away from Netscape's web site. Licensee may only use the Marks as a collective whole and shall not separately use any element or elements of the Marks.

      1.2 RESERVATION OF RIGHTS. Netscape hereby reserves any and all rights not expressly and explicitly granted in this Agreement, including Netscape's right to authorize or license use of the Marks or any other trademarks or names containing NETSCAPE, to any third party for use in connection with any goods and services, including, but not limited to, [****]. Without limiting the rights reserved in the preceding sentence, Netscape hereby reserves any and all rights to use, authorize use or license use of the Marks or any other trademarks or names containing NETSCAPE in any geographic territory listed in Exhibit A in a language or language(s) different from the language listed next to such geographic territory in Exhibit A.

2. LICENSE FEE. For the rights granted to Licensee herein, Licensee shall pay Netscape a one-time [****] license fee of Four Million Dollars ($4,000,000), One Million Dollars ($1,000,000) of which license fee shall be due at the time of the execution of this Agreement, Two Million Dollars ($2,000,000) which shall be payable by the first to occur of December 1, 1997 or Licensee's initial public stock offering, and One Million Dollars ($1,000,000) which shall be paid within six (6) months of the Effective Date. The license fee due hereunder is exclusive of any applicable taxes. Licensee shall be responsible for all applicable national, state and local taxes, value added or sales taxes, exchange, interest, banking, collection and other charges and levies and assessments pertaining to payments other than U.S. taxes based on Netscape's net income. If Licensee is required by law to make any deduction or to withhold from any sum payable to Netscape by Licensee hereunder, Licensee shall effect such deduction or withholding, remit such amounts to the appropriate taxing authorities and promptly furnish Netscape with tax receipts evidencing the payments of such amounts.

3.    AUTHORITY; OWNERSHIP OF MARKS.

      3.1. AUTHORITY. Netscape hereby warrants that Netscape is the owner of the Marks described herein and that Netscape has the full authority to grant to Licensee the rights described herein.

      3.2. OWNERSHIP. Licensee hereby acknowledges that Netscape is the owner of the Marks, and any trademark applications and/or registrations thereto, agrees that it will do nothing inconsistent with such ownership and agrees that all use of the Marks by Licensee shall inure to the benefit of Netscape. Licensee agrees that nothing in this Agreement shall give Licensee any right, title or interest in the Marks other than the right to use the Marks in accordance with this Agreement. Licensee agrees not to register or attempt to register the Marks or the Logo as a trademark, service mark, Internet domain name, trade name, or any similar trademarks or name, with any domestic or foreign governmental or quasi-governmental authority which would be likely to cause confusion with the Marks. Licensee may not register or use the Marks or an abbreviation of the Marks as part of an Internet domain name. The provisions of this paragraph shall survive the expiration or termination of this Agreement.

4.    USE OF THE MARKS; PROTECTION OF THE MARKS.

      4.1 PROPER USE. Licensee agrees that all use of the Marks shall only occur in connection with the Music Content Aggregation Services and shall be in strict compliance with the terms of this Agreement. Licensee may use the Marks as set forth in Section 1.1 as well as in connection with the promotion of the Music Content Aggregation Services. Licensee shall use the Marks in conformance with Netscape's trademark guidelines ("Trademark Guidelines"), set forth in Exhibit B, which Trademark Guidelines may be revised by Netscape from time to time. Licensee agrees not to use any other trademark or service mark in combination with the Marks other than as described in Section 1.1. Licensee has no right to sublicense, transfer or assign the use of the Marks or use the Marks for any other purpose other than the purpose described herein. Licensee may not use the Mark in connection with, or for the benefit of, any third party's products or services. Licensee further agrees not to use the Marks on or in connection with any products or services that are or could be deemed by Netscape, in its reasonable judgment, to be obscene, pornographic, disparaging of Netscape or its products or products, or otherwise in poor taste, or that are themselves unlawful or whose purpose is to encourage unlawful activities by others.

      4.2 QUALITY STANDARDS. Licensee agrees to maintain a consistent level of quality of the Music Content Aggregation Services performed in connection with the Marks substantially equal to that found in Licensee's existing Web site services. Licensee further agrees to maintain a level of quality in connection with its use of the Marks that is consistent with general industry standards.

      4.3 MONITORING BY NETSCAPE. Licensee acknowledges that Netscape has no further obligations under this Agreement other than the right to periodically monitor Licensee's use of the Marks in conjunction with the Music Content Aggregation Services. Upon request by Netscape, Licensee shall provide Netscape with representative samples of each such use prior to the time the Marks are published on the Internet or in press materials or marketing or advertising materials. If Netscape determines that Licensee is using the Marks improperly, and/or in connection with Music Content Aggregation Services which do not meet the standards set forth in Section 4.1 or Section 4.2, Netscape shall notify Licensee, and Licensee shall remedy the improper use within [****] business days following receipt of such notice from Netscape. Use of the Marks on goods or services other than the Music Content Aggregation Services or the promotion of the Music Content Aggregation Services, or in a manner inconsistent with the Trademark Guidelines, shall constitute material breach of this Agreement. If such material breach has not been cured within three (3) business days following receipt of notice from Netscape, this Agreement shall be terminated.

      4.4 LEGEND; DISCLAIMER. Licensee shall include with any online publication or publication in print of the Marks a trademark legend indicating that the Marks are those of Netscape, used under license, and a disclaimer that Licensee and not Netscape has produced the Music Content Aggregation Services and is responsible for the content thereof.

      4.5 MUSIC CONTENT AGGREGATION SERVICES. If Netscape reasonably determines that the Music Content Aggregation Services contain or present any material that constitutes an infringement of Netscape's trademark or copyrights, Licensee's right to use the Marks pursuant to the grant described in Section 1.1 shall, upon written notice from Netscape of such determination and a [****] period to cure, be suspended until Licensee has revised, removed or removed links to such material to Netscape's reasonable satisfaction. If such revision or removal of, or removal of links to, such material to Netscape's reasonable satisfaction has not occurred within [****] of the notice from Netscape described in the preceding sentence, Netscape may immediately terminate the license grant described in
Section 1.1. If Netscape determines that the Music Content Aggregation Services contain or present any material that could reasonably constitute an infringement of a third party's rights, Netscape and N2K shall mutually agree on a proper course of action.

      4.6 LICENSEE WEB SITES. If Netscape, in its sole discretion, at any time determines that material directly linked to the Music Content Aggregation Services on Licensee's web sites or sites operated by Licensee on behalf of other parties contain any material or present any material in a manner that Netscape reasonably deems an improper tarnishment of Netscape, the Netscape products or the Marks, or unlawful in any country or territory, Netscape may immediately terminate this Agreement if Licensee has not revised to Netscape's reasonable satisfaction that material or presentation within [****] of written notice from Netscape. If Netscape determines that the Music Content Aggregation Services contain or present any material that could reasonably constitute an infringement of a third party's rights, [****].

5. CONFIDENTIAL INFORMATION AND DISCLOSURE. Unless required by law, and except to assert its rights hereunder or for disclosures to its own employees on a "need to know" basis, Licensee agrees not to disclose the terms of this Agreement or matters relating thereto without the prior written consent of Netscape, which consent shall not be unreasonably withheld.

6.    INDEMNIFICATION

      6.1. LICENSEE INDEMNIFICATION. Licensee agrees to indemnify Netscape and to hold Netscape harmless from any and all liability, loss, damages, claims or causes of action, including reasonable legal fees and expenses that may be incurred by Netscape, arising out of Licensee's use of the marks and content on Licensee's web sites directly linked to or presented in conjunction with the Marks, except for liability, loss, damages, claims or causes of action arising out of third party claims (i) that Licensee's use of the Marks infringe that third party's valid and subsisting U.S. trademark registration in the Marks or
(ii) in respect of any act or omission of Netscape giving rise to liability. Netscape shall provide Licensee with prompt written notice of any claim for which indemnification is sought and cooperating fully with and allowing Licensee to control the defense and settlement of such claim. Netscape may not settle any such claim without Licensee's prior written consent, which consent shall not be unreasonably withheld. Netscape shall have the right, at its own expense, to participate in the defense of any such claim.

      6.2. NETSCAPE INDEMNIFICATION. Netscape shall defend or settle, at its option, any action brought against Licensee only to the extent that it is based on a claim that the Marks Licensee is licensed to use hereunder directly infringes any United States trademark, provided the Marks are used in accordance with the terms of this Agreement. Netscape will pay resulting costs, damages and legal fees finally awarded against Licensee in such action which are attributable to such claim provided that Licensee (a) promptly (within twenty (20) days) notifies Netscape in writing of any such claim and Netscape has sole control of the defense and all related settlement negotiations, and (b) cooperates with Netscape, at Netscape's expense, in defending or settling such claim

7.    TERMINATION

      7.1 TERM AND TERMINATION. This Agreement and the term of the license granted herein [****] as provided in Section 4.3, Section 4.5 or this Section
7.1. Netscape shall have the right to terminate this Agreement upon the occurrence of one or more of the following: (a) any material breach by Licensee of its obligations under this Agreement which remains uncured for thirty (30) days or more following written notice of such breach from Netscape, (b) use of the Marks by Licensee in a manner which is disparaging of Netscape or its products and services and which remains uncured for two (2) days following notice from Netscape, (c) Licensee decides not to [****] or (d) [****].

      7.2 EFFECT OF TERMINATION. Upon termination of the Agreement, Licensee agrees it shall immediately cease any and all use of the Marks.

8.    GENERAL

      8.1 GOVERNING LAW. This Agreement shall be subject to and governed in all respects by the statutes and laws of the State of New York without regard to the conflicts of laws principles thereof. For any dispute brought by N2K that arises under or relates to this Agreement, the Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California shall have exclusive jurisdiction and venue over all controversies in connection herewith, and each party hereby consents to such exclusive and personal jurisdiction and venue. For any dispute brought by Netscape that arises under or relates to this Agreement, the Supreme Court of New York County and/or the United States District Court for the Southern District of New York shall have exclusive jurisdiction and venue over all controversies in connection herewith, and each party hereby consents to such exclusive and personal jurisdiction and venue.

      8.2 ENTIRE AGREEMENT. This Agreement, including Exhibit A and Exhibit B attached hereto, constitutes the entire Agreement and understanding between the parties and integrates all prior discussions between them related to its subject matter. No modification of any of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of each party.

      8.3 ASSIGNMENT. Subject to the terms below, [****] in connection with any merger, consolidation, sale of all or substantially all of such party's assets or any other transaction in which [****] of such party's voting securities are transferred (such events being collectively referred to as a "Change in Control"), provided that: (i) in the case of a Change of Control of N2K, the entity managing the Music Content

Aggregation Services subsequent to such Change in Control [****]. With respect to all Change in Control transactions, [****] and Netscape may object to such assignment pursuant to a Change in Control if [****] Netscape reasonably believes that the Change in Control will have a material adverse effect upon the Service, [****] If Netscape objects to the proposed assignment and, notwithstanding Netscape's objections, N2K proceeds with the Change of Control event, Netscape shall have the right to terminate this Agreement [****]. Any attempted assignment, delegation or transfer in derogation hereof shall be null and void, and Netscape shall be entitled to terminate this Agreement as its sole remedy.

      8.4 NOTICES. All notices required or permitted hereunder shall be given in writing addressed to the respective parties as set forth below and shall either be (a) personally delivered or (b) transmitted by nationally-recognized private express courier, and shall be deemed to have been given on the date of receipt if delivered personally, or two (2) days after deposit with such express courier. Either party may change its address for purposes hereof by written notice to the other in accordance with the provisions of this Subsection. The addresses for the parties are as follows:

      LICENSEE:                              NETSCAPE:
      N2K Inc.                               Netscape Communications
      Corporation
      55 Broad Street, 26th Floor            501 East Middlefield Road
      New York, New York 10004                    Mountain View, CA 94043
      Fax:  (212) 742-1755                   Fax: (415) 528-4123
      Attn: J.J. Rosen, Sr. Vice President   Attn: General Counsel

      With a copy to:
      Arthur S. Weiner, Esq.
      250 West 57th Street, Suite 1508
      New York, New York  10019
      Fax:  (212) 873-7281

      8.5 FORCE MAJEURE. Neither party will be responsible for any failure to perform its obligations under this Agreement due to causes beyond its reasonable control, including but not limited to acts of nature, war, riot, embargoes, acts of civil or military authorities, fire, floods or accidents.

      8.6 WAIVER. Any waiver, either expressed or implied, by either party of any default by the other in the observance and performance of any of the conditions, covenants of duties set forth herein shall not constitute or be construed as a waiver of any subsequent or other default.

      8.7 HEADINGS. The headings to the Sections and Subsections of this Agreement are included merely for convenience of reference and shall not affect the meaning of the language included therein.

      8.8 INDEPENDENT CONTRACTORS. The parties acknowledge and agree that they are dealing with each other hereunder as independent contractors. Nothing contained in the Agreement shall be interpreted as constituting either party the joint venture or partner of the other party or as conferring upon either party the power of authority to bind the other party in any transaction with third parties.

      8.9 SURVIVAL. The provisions of Section 1.2 (Reservation of Rights), 3 (Ownership of Marks), 4.4 (Legend; Disclaimer), 5 (Confidential Information and Disclosure), 6 (Indemnification by Licensee), 7.2 (Effect of Termination) and 8 (General) will survive any termination of this Agreement.

      8.10 EQUITABLE RELIEF. Licensee recognizes and acknowledges that a breach by Licensee of this Agreement will cause Netscape irreparable damage which cannot be readily remedied in monetary damages in an action at law, and may, in addition thereto, constitute an infringement of the Marks. In the event of any default or breach by Licensee that could result in irreparable harm to Netscape or cause some loss or dilution of Netscape's goodwill, reputation, or rights in the Marks, Netscape shall be entitled to immediate injunctive relief to prevent such irreparable harm, loss, or dilution in addition to any other remedies available.

      8.11 SEVERABILITY. Except as otherwise set forth in this Agreement, the provisions of this Agreement are severable, and if any one or more such provisions shall be determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions thereof shall not in any way be affected thereby and shall nevertheless be binding between the parties hereto. Any such invalid, illegal or unenforceable provision or portion thereof shall be changed and interpreted so as to best accomplish the objectives of such provision or portion thereof within the limits of applicable law.

      8.12 ATTORNEY'S FEES. In the event of any action, suit, or proceeding brought by either party to enforce the terms of this Agreement, the prevailing party shall be entitled to receive its costs, expert witness fees, and reasonable attorneys fees and expenses, including costs and fees on appeal.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.


LICENSEE                                  NETSCAPE COMMUNICATIONS CORPORATION
N2K INC.

By: /s/ Jonathan V. Diamond               By: /s/ Michael Horner
    ---------------------------               -----------------------------

Name: Jonathan V. Diamond                 Name:  Michael Horner
      ---------------------------               -----------------------------

Title: Vice Chairman                      Title: Executive Vice President of
      ---------------------------                Sales and Marketing
                                                 -----------------------------

Date: 9/27/97                             Date: 9/27/97
     ---------------------------               -----------------------------

Exhibit A: Titles; Target Language and Geographic Combinations

Exhibit B: Trademark Guidelines

                                    EXHIBIT A
               TITLES; TARGET LANGUAGE AND GEOGRAPHIC COMBINATIONS

Title                      Target Language     Geographic Territory
-----                      ---------------     --------------------
Netscape [****]            [****]               [****]